SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2002

THE LACLEDE GROUP, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street	St. Louis, Missouri	63101

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 342-0500

NONE

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 9, 2002, The Laclede Group, Inc., a Missouri corporation (the “Company”), entered into an Underwriting Agreement relating to the sale of 1,800,000 7.70% Trust Preferred Securities of Laclede Capital Trust I under a registration statement on Form S-3 (No. 333-86722) (the “Registration Statement”). This Form 8-K is being filed for the purpose of filing certain exhibits to the Registration Statement.

Item 7.  Exhibits.

See the Index to Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
(Registrant)

By:	/S/ BARRY C. COOPER
Barry C. Cooper
Chief Financial Officer

December 9, 2002
    (Date)

Index to Exhibits

Exhibit No.

1	Underwriting Agreement

8	Tax Opinion of Thompson Coburn LLP

23	Consent of Thompson Coburn LLP (included in Exhibit 8)